Filed pursuant to Rule 424(b)(3)
File No. 333-144409

UNITED STATES 12 MONTH NATURAL GAS FUND, LP

Supplement dated December 28, 2012

to

Prospectus dated May 1, 2012, as amended

This supplement contains information, which amends, supplements or modifies certain information contained in the Prospectus of United States 12 Month Natural Gas Fund, LP dated May 1, 2012, as amended July 30, 2012. Please read it and keep it with your Prospectus for future reference.

Cover Page

The sixth sentence of the third paragraph is amended as follows:

Through May 1, 2013, authorized purchasers will pay a transaction fee of $350 for each order placed to create on or more baskets. Beginning on May 2, 2013 and after, authorized purchasers will pay a transaction fee of $1,000 for each order placed to create one or more baskets.

Risk Disclosure Statement

The Risk Disclosure Statement is replaced with the following:

COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 67 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 6.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 10.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED

STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE

SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THIS POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

Breakeven Analysis (pages 6)

This supplement replaces the breakeven analysis table and related footnotes with the following:

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical investment in a single unit to equal the amount invested twelve months after the investment was made. For purposes of this breakeven analysis, we have assumed an initial selling price per unit of $18.97 which equals the net asset value per unit on October 31, 2012. This breakeven analysis refers to the redemption of baskets by Authorized Purchasers and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

Assumed initial selling price per unit	$18.97
Management Fee (0.750%)(1)	$0.15
Creation Basket Fee(2)	$(0.01)
Estimated Brokerage Fee (0.003%)(3)	$0.01
Interest Income (0.110%)(4)	$(0.03)
New York Mercantile Exchange Licensing Fee(5)	$0.01
Independent Directors’ and Officers’ Fees(6)	$0.01
Fees and expenses associated with tax accounting and reporting(7)	$0.03
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the unit	$0.17
Percentage of initial selling price per unit	0.90%

[1]	US12NG is contractually obligated to pay the General Partner a management fee based on daily net assets and paid monthly of 0.75% per annum on average net assets.
[2]

Authorized Purchasers are required to pay a Creation Basket fee of $350 for each order they place to create one or more baskets. An order must be at least one basket, which is 50,000 units. This breakeven analysis assumes a hypothetical investment in a single unit so the Creation Basket fee is $.01 ($350/50,000).

[3]	This amount is based on the actual brokerage fees for US12NG calculated on an annualized basis.
[4]

US12NG earns interest on funds it deposits with the futures commission merchant and the Custodian and it estimates that the interest rate will be 0.11% based on the current interest rate on three-month Treasury Bills as of October 31, 2012. The actual rate may vary.

[5]	The NYMEX licensing fee is 0.015% of the aggregate assets of US12NG and the Related Public Funds (except for BNO, USCI, CPER, USAG and USMI). For more information see “Fees of US12NG.”
[6]

The foregoing assumes that the assets of US12NG are aggregated with those of the Related Public Funds, that the aggregate fees paid to the independent directors for 2012 was $540,000 that the allocable portion of the fees borne by US12NG equals $3,808, and that US12NG has $49,316,572 in assets which is the amount of assets as of October 31, 2012.

[7]

US12NG estimates the aggregate costs attributable to tax accounting and reporting for 2012 is $55,000. The number in the break-even table assumes US12NG has $49,316,572 in assets which is the amount of assets as of October 31, 2012.

The Offering – Creation and Redemption (page 7)

The Creation and Redemption provision under the heading “The Offering” is deleted and replaced with the following:

Through May 1, 2013, Authorized Purchasers pay a $350 fee for each order to create or redeem one or more Creation Baskets or Redemption Baskets. Beginning on May 2, 2013 and after, Authorized Purchasers will pay a transaction fee of $1,000 for each order placed to create one or more baskets. Authorized Purchasers are not required to sell any specific number or dollar amount of units. The per unit price of units offered in Creation Baskets on any particular day is the total NAV of US12NG calculated shortly after the close of the core trading on the NYSE Arca on that day divided by the number of issued and outstanding units. The General Partner shall notify the Depository Trust Company (“DTC”) of any change in the transaction fee and will not implement any increase in the fee for Creation or Redemption Baskets until 30 days after the date of notice.

Prior Performance of US12NG (pages 30 – 33)

The General Partner is making updates to the “Prior Performance of US12OF” section effective as of the date of this prospectus supplement.

US12NG is a commodity pool and issues units traded on the NYSE Arca. The investment objective of US12NG is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana, as measured by the changes in the average of the prices of 12 futures contracts on natural gas traded on the NYMEX, consisting of the near month contract to expire and the contracts for the following 11 months, for a total of 12 consecutive months’ contracts, less US12NG’s expenses. US12NG’s units began trading on November 18, 2009 and are offered on a continuous basis. US12NG may invest in a mixture of listed natural gas futures contracts, other non-listed natural gas related investments, Treasuries, cash and cash equivalents. As of October 31, 2012, the total amount of money raised by US12NG from its authorized purchasers was $114,646,859; the total number of authorized purchasers of US12NG was 9; the number of baskets purchased by authorized purchasers of US12NG was 50; the number of baskets redeemed by authorized purchasers of US12NG was 14; and the aggregate amount of units purchased was 3,650,000.

Since the commencement of the offering of US12NG units to the public on November 18, 2009 to October 31, 2012, the simple average daily change in the average price of its benchmark futures contracts was (0.109)%, while the simple average daily change in the NAV of US12NG over the same time period was (0.112)%. The average daily difference was 0.004% (or 0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the average price of the benchmark futures contracts, the average error in daily tracking by the NAV was (0.588)%, meaning that over this time period US12NG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

US12NG:

Experience in Raising and Investing in US12NG through October 31, 2012

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$1,500,000,000
Dollar Amount Raised	$114,646,859
Organizational and Offering Expenses:**
SEC registration fee	$80,910
FINRA registration fee	$70,000
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$202,011
Printing expenses	$31,588
Length of US12NG offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the General Partner.

Compensation to the General Partner and Other Compensation US12NG:

Expenses paid by US12NG through October 31, 2012 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$738,804
Amount Paid or Accrued in Portfolio Brokerage Commissions	$38,549
Other Amounts Paid or Accrued*	$640,211
Total Expenses Paid or Accrued	$1,417,564
Expenses Waived**	$(474,876)
Total Expenses Paid or Accrued Including Expenses Waived	$942,688

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of US12NG’s NAV, on an annualized basis, through at least December 31, 2012. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses paid by US12NG through October 31, 2012 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.74% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.04% annualized
Other Amounts Paid or Accrued	0.63% annualized
Total Expenses Paid or Accrued	1.41% annualized
Expenses Waived	(0.47)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	0.94% annualized
US12NG Performance:
Name of Commodity Pool	US12NG
Type of Commodity Pool	Exchange traded security
Inception of Trading	November 18, 2009
Aggregate Subscriptions (from inception through October 31, 2012)	$114,646,859
Total Net Assets as of October 31, 2012	$49,316,594
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of October 31, 2012	$18.97
Worst Monthly Percentage Draw-down	March 2010 (15.47)%
Worst Peak-to-Valley Draw-down	Dec 09 – March 2012 (69.56)%
Number of Unitholders (as of December 31, 2011)	3,978

COMPOSITE PERFORMANCE DATA FOR US12NG

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

			Rates of Return*
Month	2009		2010	2011	2012
January			(5.93)%	(0.68)%	(12.16)%
February			(5.18)%	(6.49)%	(0.32)%
March			(15.47)%	5.32%	(11.85)%
April			0.07%	3.53%	0.00%
May			3.11%	(2.23)%	0.06%
June			1.27%	(6.11)%	6.11%
July			(0.05)%	(5.28)%	6.62%
August			(13.53)%	(1.43)%	(9.39)%
September			(6.23)%	(8.12)%	11.26%
October			(1.78)%	(1.72)%	1.55%
November	(0.02	)%**	(0.92)%	(10.27)%
December	7.56%		4.88%	(13.92)%

Annual Rate of Return	7.54%		(34.83)%	(39.47)%	(10.56	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from November 18, 2009.
***	Through October 31, 2012

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end. For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the January – February drawdown would have ended as of the end of February at the $2 level.

The General Partner is also making updates to the “Prior Performance of the General Partner and Related Public Funds” section effective as of the date of this prospectus supplement.

Prior Performance of the General Partner and Related Public Funds (pages 34 – 44)

This supplement replaces the prior performance of the General Partner and Related Public Funds with the following:

Prior Performance of the General Partner and Related Public Funds

The General Partner is also currently the general partner of USDHO, USNG, USOF, UGA, US12OF, USSO and USBO and the sponsor of USCI, CPER, USAG and USMI (collectively referred to herein as the “Related Public Funds”). Each of the General Partner/Sponsor and the Related Public Funds is located in California.

USDHO is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USDHO is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the spot price of heating oil for delivery to the New York harbor, as measured by the changes in the price of the futures contract on heating oil traded on the NYMEX, less USDHO’s expenses. USDHO’s units began trading on April 9, 2008 and are offered on a continuous basis. USDHO may invest in a mixture of listed heating oil futures contracts, other non-listed heating oil-related investments, Treasuries, cash and cash equivalents. As of October 31, 2012, the total amount of money raised by USDHO from its Authorized Purchasers was $33,857,235; the total number of Authorized Purchasers of USDHO was 12; the number of baskets purchased by Authorized Purchasers of USDHO was 10; the number of baskets redeemed by Authorized Purchasers of USDHO was 9; and the aggregate amount of units purchased was 1,000,000.

Since the commencement of the offering of USDHO units to the public on April 9, 2008 to October 31, 2012, the simple average daily change in its Benchmark Futures Contract was (0.007)%, while the simple average daily change in the NAV of USDHO over the same time period was (0.009)%. The average daily difference was 0.002% (or 0.2 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Benchmark Futures Contract, the average error in daily tracking by the NAV (0.838)%, meaning that over this time period USDHO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

USNG is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USNG is for the changes in percentage terms of its units’ NAV to reflect the changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana as measured by the changes in the price of the futures contract for natural gas traded on the NYMEX, less USNG’s expenses. USNG’s units began trading on April 18, 2007 and are offered on a continuous basis. USNG may invest in a mixture of listed natural gas futures contracts, other non-listed natural gas related investments, Treasuries, cash and cash equivalents. As of October 31, 2012, the total amount of money raised by USNG from its authorized purchasers was $16,027,916,431; the total number of authorized purchasers of USNG was 17; the number of baskets purchased by authorized purchasers of USNG was 12,142; the number of baskets redeemed by authorized purchasers of USNG was 8,019; and the aggregate amount of units purchased was 11,969,650,000.

Since the commencement of the offering of USNG units to the public on April 18, 2007 to October 31, 2012, the simple average daily change in its benchmark futures contract was (0.162)% while the simple average daily change in the NAV of USNG over the same time period was (0.166)%. The average daily difference was 0.004% (or 0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was 1.632%, meaning that over this time period USNG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

USOF is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USOF is for the changes in percentage terms of its units’ NAV to reflect the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the price of the futures contract on light, sweet crude oil traded on the NYMEX, less USOF’s expenses. USOF’s units began trading on April 10, 2006 and are offered on a continuous basis. USOF may invest in a mixture of listed crude oil futures contracts, other non-listed oil related investments, Treasuries, cash and cash equivalents. As of October 31, 2012, the total amount of money raised by USOF from its authorized purchasers was $34,823,610,125; the total number of authorized purchasers of USOF was 19; the number of baskets purchased by authorized purchasers of USOF was 7,891; the number of baskets redeemed by authorized purchasers of USOF was 7,488; and the aggregate amount of units purchased was 770,600,000. For more information on the performance of USOF, see the Performance Tables below.

Since the commencement of the offering of USOF units to the public on April 10, 2006 to October 31, 2012, the simple average daily change in its benchmark oil futures contract was (0.019)%, while the simple average daily change in the NAV of USOF over the same time period was (0.017)%. The average daily difference was (0.002)% (or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark oil futures contract, the average error in daily tracking by the NAV was 0.520%, meaning that over this time period USOF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

UGA is a commodity pool and issues units traded on the NYSE Arca. The investment objective of UGA is for the changes in percentage terms of its units’ NAV to reflect the changes in percentage terms in the spot price of unleaded gasoline for delivery to the New York harbor, as measured by the changes in the price of the futures contract on gasoline traded on the NYMEX, less UGA’s expenses. UGA’s units began trading on February 26, 2008 and are offered on a continuous basis. UGA may invest in a mixture of listed gasoline futures contracts, other non-listed gasoline related investments, Treasuries, cash and cash equivalents. As of October 31, 2012, the total amount of money raised by UGA from its authorized purchasers was $341,146,803 the total number of authorized purchasers of UGA was 13; the number of baskets purchased by authorized purchasers of UGA was 90; the number of baskets redeemed by authorized purchasers of UGA was 96; and the aggregate amount of units purchased was 8,700,000.

Since the commencement of the offering of UGA units to the public on February 26, 2008 to October 31, 2012, the simple average daily change in its benchmark futures contract was 0.042%, while the simple average daily change in the NAV of UGA over the same time period was 0.039%. The average daily difference was (0.002)% (or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (0.818)%, meaning that over this time period UGA’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

US12OF is a commodity pool and issues units traded on the NYSE Arca. The investment objective of US12OF is for the changes in percentage terms of its units’ NAV to reflect the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the average of the prices of 12 futures contracts on light, sweet crude oil traded on the NYMEX, consisting of the near month contract to expire and the contracts for the following 11 months, for a total of 12 consecutive months’ contracts, less

US12OF’s expenses. US12OF’s units began trading on December 6, 2007 and are offered on a continuous basis. US12OF may invest in a mixture of listed crude oil futures contracts, other non-listed oil related investments, Treasuries, cash and cash equivalents. As of October 31, 2012, the total amount of money raised by US12OF from its authorized purchasers was $456,604,020; the total number of authorized purchasers of US12OF was 10; the number of baskets purchased by authorized purchasers of US12OF was 150; the number of baskets redeemed by authorized purchasers of US12OF was 132 and the aggregate amount of units purchased was 131,500,000.

Since the commencement of the offering of US12OF units to the public on December 6, 2007 to October 31, 2012, the simple average daily change in the average price of its benchmark futures contracts was 0.004%, while the simple average daily change in the NAV of US12OF over the same time period was 0.002%. The average daily difference was (0.001)% (or (0.1) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the average price of the benchmark futures contracts, the average error in daily tracking by the NAV was (0.544)%, meaning that over this time period US12OF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

USSO is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USSO is for the daily changes in percentage terms of its units’ NAV to inversely reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma as measured by the changes in the price of the futures contract for light, sweet crude oil traded on the NYMEX, less USSO’s expenses. USSO’s units began trading on September 24, 2009 and are offered on a continuous basis. USSO may invest in short positions in listed crude oil futures contracts, other non-listed oil related investments, Treasuries, cash and cash equivalents. As of October 31, 2012, the total amount of money raised by USSO from its authorized purchasers was $72,091,061; the total number of authorized purchasers of USSO was 13; the number of baskets purchased by authorized purchasers of USSO was 23; the number of baskets redeemed by authorized purchasers of USSO was 21; and the aggregate amount of units purchased was 1,750,000.

Since the commencement of the offering of USSO units to the public on September 24, 2009 to October 31, 2012, the inverse of the simple average daily change in its benchmark futures contract was (0.006)%, while the simple average daily change in the NAV of USSO over the same time period was (0.010)%. The average daily difference was 0.004% (or 0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the inverse of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (1.197)%, meaning that over this time period USSO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

USBO is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USBO is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the spot price of Brent crude oil as measured by the changes in the price of the futures contract for Brent crude oil traded on the ICE Futures, less USBO’s expenses. USBO’s units began trading on June 2, 2010 and are offered on a continuous basis. USBO may invest in a mixture of listed oil futures contracts, other non-listed oil related investments, Treasuries, cash and cash equivalents. As of October 31, 2012, the total amount of money raised by USBO from its authorized purchasers was $300,295,559; the total number of authorized purchasers of USBO was 9; the number of baskets purchased by authorized purchasers of USBO was 46; the number of baskets redeemed by authorized purchasers of USBO was 44; and the aggregate amount of units purchased was 4,050,000.

Since the commencement of the offering of USBO units to the public on June 2, 2010 to October 31, 2012, the simple average daily change in its benchmark futures contract was 0.092%, while the simple average daily change in the NAV of USBO over the same time period was 0.088%. The average daily difference was (0.004)% (or (0.4) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was (0.840)%, meaning that over this time period USBO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

USCI is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USCI is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the SummerHaven Dynamic Commodity Index Total Return (“Commodity Index”), less USCI’s expenses. USCI’s units began trading on August 10, 2010 and are offered on a continuous basis. USCI may invest in a mixture of listed futures contracts, other non-listed related investments, Treasuries, cash and cash equivalents. As of October 31, 2012, the total amount of money raised by USCI from its authorized purchasers was $403,303,876; the total number of authorized purchasers of USCI was 8; the number of baskets purchased by authorized purchasers of USCI was 127; the number of baskets redeemed by authorized purchasers of USCI was 29; and the aggregate amount of units purchased was 14,050,000.

Since the commencement of the offering of USCI units to the public on August 10, 2010 to October 31, 2012, the simple average daily change in the Commodity Index was 0.040%, while the simple average daily change in the NAV of USCI over the same time period was 0.035%. The average daily difference was (0.005)% (or (0.5) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Commodity Index, the average error in daily tracking by the NAV was (2.430)%, meaning that over this time period USCI’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

CPER is a commodity pool and issues units traded on the NYSE Arca. The investment objective of CPER is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the SummerHaven Dynamic Copper Index Total Return, less CPER’s expenses. CPER’s units began trading on November 15, 2011 and are offered on a continuous basis. CPER may invest in a mixture of listed futures contracts, other non-listed related investments, Treasuries, cash and cash equivalents. As of October 31, 2012, the total amount of money raised by CPER from its authorized purchasers was $2,500,000; the total number of authorized purchasers of CPER was 6; the number of baskets purchased by authorized purchasers of CPER was 1; the number of baskets redeemed by authorized purchasers of CPER was 0; and the aggregate amount of units purchased was 100,000.

Since the commencement of the offering of CPER units to the public on November 15, 2011 to October 31, 2012, the simple average daily change in the Copper Index was 0.004%, while the simple average daily change in the NAV of CPER over the same time period was 0.009%. The average daily difference was 0.004% (or 0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Commodity Index, the average error in daily tracking by the NAV was (2.477)%.

USAG is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USAG is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the SummerHaven Dynamic Agriculture Index Total Return, less USAG’s expenses. USAG’s units began trading on April 13, 2012 and are offered on a continuous basis. USAG may invest in a mixture of listed futures contracts, other non-listed related investments, Treasuries, cash and cash equivalents. As of October 31, 2012, the total amount of money raised by USAG from its authorized purchasers was $2,500,000; the total number of authorized purchasers of USAG was 6; the number of baskets purchased by authorized purchasers of USAG was 3; the number of baskets redeemed by authorized purchasers of USAG was 2; and the aggregate amount of units purchased was 150,000.

Since the commencement of the offering of USAG units to the public on April 13, 2012 to October 31, 2012, the simple average daily change in its index was 0.061%, while the simple average daily change in the NAV of USAG over the same time period was 0.055%. The average daily difference was (0.006)% or (0.6) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark component futures contracts, the average error in daily tracking by the NAV was 6.810%.

USMI is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USMI is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the SummerHaven Dynamic Metals Index Total Return, less USMI’s expenses. USMI’s units began trading on

June 19, 2012 and are offered on a continuous basis. USMI may invest in a mixture of listed futures contracts, other non-listed related investments, Treasuries, cash and cash equivalents. As of October 31, 2012, the total amount of money raised by USMI from its authorized purchasers was $4,909,773; the total number of authorized purchasers of USMI was 6; the number of baskets purchased by authorized purchasers of USMI was 3; the number of baskets redeemed by authorized purchasers of USMI was 1; and the aggregate amount of units purchased was 150,000.

Since the commencement of the offering of USMI units to the public on June 19, 2012 to October 31, 2012, the simple average daily change in its index was 0.034%, while the simple average daily change in the NAV of USMI over the same time period was 0.028%. The average daily difference was (0.006)% or (0.6) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark component futures contracts, the average error in daily tracking by the NAV was (3.033)%.

The table below shows the relationship between the trading prices of the units of US12OF and each of the Related Public Funds and the daily NAV of such fund, since inception through October 31, 2012. The first row shows the average amount of the variation between the Related Public Fund’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. Management of the General Partner believes that maximum and minimum end of day premiums and discounts typically occur because trading in the units continues on the NYSE Arca until 4:00 p.m. New York time while regular trading in the benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time. One known exception to this conclusion were the premiums on trading in USNG units that occurred between July 8, 2009 and September 28, 2009, when USNG suspended the issuance of Creation Baskets as a result of regulatory concern relating to the size of USNG’s positions in the natural gas futures and cleared swap markets, and there was continued demand for such units and other similar natural gas futures linked investments in the market.

	USOF	USNG	US12OF	UGA	USDHO	USSO	US12NG	USCI	CPER	USAG	USMI	USBO
Average Difference	$(0.00)	$0.40	$(0.04)	$0.00	$0.01	$0.00	$0.01	$0.05	$(0.06)	$0.05	$0.11	$(0.05)
Max Premium %	3.88%	2.37%	4.11%	6.29%	5.75%	3.08%	6.68%	2.03%	4.31%	4.33%	4.23%	2.06%
Max Discount %	(4.51)%	(2.42)%	(9.72)%	(4.50)%	(3.85)%	(3.41)%	(6.52)%	(1.34)%	(5.45)%	(1.68)%	(9.28)%	(3.13)%

There are significant differences between investing in the Funds and the Related Public Funds and investing directly in the futures market. The Sponsor’s results with US12NG and the Related Public Funds may not be representative of results that may be experienced with a fund directly investing in futures contracts or other managed funds investing in futures contracts. Moreover, given the different investment objectives of US12NG and the Related Public Funds, the performance of US12NG may not be representative of the results that may be experienced by the other Related Public Funds. For more information on the performance of the Related Public Funds see the Performance Tables below.

Performance of the Related Public Funds

USDHO:

Experience in Raising and Investing in USDHO through October 31, 2012:

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$1,940,500,000
Dollar Amount Raised	$33,857,235
Organizational and Offering Expenses:**
SEC registration fee	$142,234
FINRA registration fee	$151,000
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$127,303
Printing expenses	$31,751
Length of USDHO Offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through August 31, 2009, the initial offering costs and a portion of expenses were paid for by the General Partner. Following August 31, 2009, USDHO has recorded these expenses.

Compensation to the General Partner and Other Compensation

Expenses paid by USDHO through October 31, 2012 in dollar terms:

Expenses:	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$272,904
Amount Paid or Accrued in Portfolio Brokerage Commissions	$41,543
Other Amounts Paid or Accrued*	$850,436
Total Expenses Paid or Accrued:	$1,164,883
Expenses Waived**	$(751,017)
Total Expenses Paid or Accrued Including Expenses Waived	$413,866

*	Includes expenses relating to the registration of additional units, legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of USDHO’s NAV, on an annualized basis, through at least December 31, 2012. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses paid by USDHO through October 31, 2012 as a Percentage of Average Daily Net Assets:

Expenses:	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.60% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.09% annualized
Other Amounts Paid or Accrued	1.89% annualized
Total Expenses Paid or Accrued	2.58% annualized
Expenses Waived	(1.67)% annualized
Total Expenses Paid Including Expenses Waived	0.91% annualized
USDHO Performance:
Name of Commodity Pool	USDHO
Type of Commodity Pool	Exchange traded security
Inception of Trading	April 9, 2008
Aggregate Subscriptions (from inception through October 31, 2012)	$33,857,235
Total Net Assets as of October 31, 2012	$6,843,795
Initial NAV Per Unit as of Inception	$50.00
NAV per Unit as of October 31, 2012	$34.22
Worst Monthly Percentage Draw-down	Oct 2008 (28.63)%
Worst Peak-to-Valley Draw-down	June 2008 – Feb 2009 (69.17%)
Number of Unitholders (as of December 31, 2011)	2,256

COMPOSITE PERFORMANCE DATA FOR USDHO

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

		Rates of Return*
Month	2008	2009	2010	2011	2012
January		0.05%	(10.17)%	7.58%	4.73%
February		(11.34)%	5.78%	6.98%	5.62%
March		6.73%	6.42%	5.45%	(1.46)%
April	2.84%**	(3.85)%	5.13%	4.75%	0.17%
May	15.93%	23.13%	(14.14)%	(7.17)%	(15.28)%
June	5.91%	4.55%	(0.40)%	(4.01)%	0.03%
July	(12.18)%	0.39%	2.48%	4.68%	4.98%
August	(8.41)%	(2.71)%	(5.88)%	(0.85)%	11.24%
September	(9.77)%	(0.48)%	12.75%	(10.18)%	(0.68)%
October	(28.63)%	7.60%	(2.20)%	10.10%	(2.76)%
November	(18.38)%	0.19%	2.97%	(1.36)%
December	(17.80)%	2.23%	8.75%	(4.12)%

Annual Rate of Return	(56.12)%	25.52%	8.28%	9.96%	4.36	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 9, 2008
***	Through October 31, 2012

For a definition of draw-down, please see text above “Composite Performance Data for US12NG.”

USNG:

Experience in Raising and Investing in USNG through October 31, 2012

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$24,056,500,000
Dollar Amount Raised	$16,027,916,431
Organizational and Offering Expenses:**
SEC registration fee	$1,341,530
FINRA registration fee	$377,500
Listing fee	$5,000
Auditor’s fees and expenses	$39,350
Legal fees and expenses	$621,670
Printing expenses	$76,946
Length of USNG Offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through April 18, 2007, these expenses were paid for by the General Partner. Following April 18, 2007, USNG has recorded these expenses.

Compensation to the General Partner and Other Compensation

Expenses paid by USNG through October 31, 2012 in dollar terms:

Expenses:	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$50,936,683
Amount Paid or Accrued in Portfolio Brokerage Commissions	$27,562,716
Other Amounts Paid or Accrued*	$27,082,730
Total Expenses Paid or Accrued	$105,582,129

*	Includes expenses relating to the registration of additional units, legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.

Expenses paid by USNG through October 31, 2012 as a Percentage of Average Daily Net Assets:

Expenses:	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.54% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.29% annualized
Other Amounts Paid or Accrued	0.28% annualized
Total Expenses Paid or Accrued	1.11% annualized
Expenses Waived	0.12% annualized
Total Expenses Paid or Accrued Including Expenses Waived	0.99% annualized
USNG Performance:
Name of Commodity Pool	USNG
Type of Commodity Pool	Exchange traded security
Inception of Trading	April 18, 2007
Aggregate Subscriptions (from inception through October 31, 2012)	$16,027,916,431
Total Net Assets as of October 31, 2012	$1,260,039,922
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of October 31, 2012	$21.74
Worst Monthly Percentage Draw-down	July 2008 (32.13)%
Worst Peak-to-Valley Draw-down	June 2008 – March 2012 (96.81)%
Number of Unitholders (as of December 31, 2011)	237,227

COMPOSITE PERFORMANCE DATA FOR USNG

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

			Rates of Return*
Month	2007	2008	2009	2010	2011	2012
January		8.87%	(21.49)%	(7.65)%	(0.17)%	(17.62)%
February		15.87%	(5.47)%	(6.02)%	(10.02)%	(2.49)%
March		6.90%	(11.81)%	(21.05)%	6.68%	(22.99)%
April	4.30%**	6.42%	(13.92)%	(0.87)%	5.39%	2.19%
May	(0.84)%	6.53%	10.37%	8.19%	(2.23)%	3.00%
June	(15.90)%	13.29%	(4.63)%	5.14%	(7.00)%	14.36%
July	(9.68)%	(32.13)%	(8.70)%	6.43%	(4.90)%	13.96%
August	(13.37)%	(13.92)%	(27.14)%	(22.95)%	(2.58)%	(14.16)%
September	12.28%	(9.67)%	26.03%	(3.13)%	(11.85)%	13.32%
October	12.09%	(12.34)%	(13.31)%	(5.83)%	0.33%	1.78%
November	(16.16)%	(6.31)%	(11.86)%	(1.37)%	(13.40)%
December	0.75%	(14.32)%	13.91%	4.53%	(17.26)%

Annual Rate of Return	(27.64)%	(35.68)%	(56.73)%	(40.42)%	(46.08)%	(16.00	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 18, 2007
***	Through October 31, 2012

For a definition of draw-down, please see text above “Composite Performance Data for US12NG.”

USOF:

Experience in Raising and Investing in USOF through October 31, 2012

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$71,257,630,000
Dollar Amount Raised	$34,823,610,125
Organizational and Offering Expenses:**
SEC registration fee	$2,485,175
FINRA registration fee	$604,000
Listing fee	$5,000
Auditor’s fees and expenses	$77,850
Legal fees and expenses	$1,681,130
Printing expenses	$68,417
Length of USOF offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the General Partner.

Compensation to the General Partner and Other Compensation USOF:

Expenses paid by USOF through October 31, 2012 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$40,981,356
Amount Paid or Accrued in Portfolio Brokerage Commissions	$11,881,889
Other Amounts Paid or Accrued*	$13,704,922
Total Expenses Paid or Accrued	$66,568,167

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fee, tax reporting fees and miscellaneous expenses.

Expenses paid by USOF through October 31, 2012 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.46% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.13% annualized
Other Amounts Paid or Accrued	0.15% annualized
Total Expenses Paid or Accrued	0.74% annualized
Total Expenses Paid or Accrued Including Expenses Waived	0.74% annualized
USOF Performance:
Name of Commodity Pool	USOF
Type of Commodity Pool	Exchange traded security
Inception of Trading	April 10, 2006
Aggregate Subscriptions (from inception through October 31, 2012)	$34,823,610,125
Total Net Assets as of October 31, 2012	$1,282,081,528
Initial NAV per Unit as of Inception	$67.39
NAV per Unit as of October 31, 2012	$31.81
Worst Monthly Percentage Draw-down	Oct 2008 (31.57)%
Worst Peak-to-Valley Draw-down	June 2008 – Feb 2009 (75.84)%
Number of Unitholders (as of December 31, 2011)	158,586

COMPOSITE PERFORMANCE DATA FOR USOF

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

			Rates of Return*
Month	2007	2008	2009	2010	2011	2012
January	(6.55)%	(3.98)%	(14.60)%	(8.78)%	(0.62)%	(0.60)%
February	5.63%	11.03%	(6.55)%	8.62%	1.21%	8.25%
March	4.61%	0.63%	7.23%	4.61%	8.78%	(4.27)%
April	(4.26)%	12.38%	(2.38)%	2.04%	6.12%	1.25%
May	(4.91)%	12.80%	26.69%	(17.96)%	(10.43)%	(17.83)%
June	9.06%	9.90%	4.16%	0.47%	(7.65)%	(2.24)%
July	10.55%	(11.72)%	(2.30)%	3.57%	(0.24)%	3.14%
August	(4.93)%	(6.75)%	(1.98)%	(9.47)%	(7.66)%	9.18%
September	12.11%	(2.97)%	0.25%	8.97%	(11.08)%	(4.82)%
October	16.98%	(31.57)%	8.43%	0.89%	17.32%	(6.93)%
November	(4.82)%	(20.65)%	(0.51)%	2.53%	7.76%
December	8.66%	(22.16)%	(0.03)%	8.01%	(1.78)%

Annual Rate of Return	46.15%	(54.75)%	14.14%	(0.49)%	(2.31)%	(16.44	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through October 31, 2012

For a definition of draw-down, please see text above “Composite Performance Data for US12NG.”

UGA:

Experience in Raising and Investing in UGA through October 31, 2012

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$3,431,000,000
Dollar Amount Raised	$341,146,803
Organizational and Offering Expenses:**
SEC registration fee	$184,224
FINRA registration fee	$151,000
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$192,407
Printing expenses	$44,881
Length of UGA Offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through August 31, 2009, initial offering costs and a portion of ongoing expenses were paid for by the General Partner. Following August 31, 2009, UGA has recorded these expenses.

Compensation to the General Partner and Other Compensation

Expenses paid by UGA through October 31, 2012 in dollar terms:

Expenses:	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$2,067,222
Amount Paid or Accrued in Portfolio Brokerage Commissions	$294,889
Other Amounts Paid or Accrued*	$991,125
Total Expenses Paid or Accrued	$3,353,236
Expenses Waived**	$(344,138)
Total Expenses Paid or Accrued Including Expenses Waived	$3,009,098

*	Includes expenses relating to the registration of additional units, legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of UGA’s NAV, on an annualized basis, through at least December 31, 2012. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses paid by UGA through October 31, 2012 as a Percentage of Average Daily Net Assets:

Expenses:	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.60% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.09% annualized
Other Amounts Paid or Accrued	0.28% annualized
Total Expenses Paid or Accrued	0.97% annualized
Expenses Waived	(0.10)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	0.87% annualized
UGA Performance:
Name of Commodity Pool	UGA
Type of Commodity Pool	Exchange traded security
Inception of Trading	February 26, 2008
Aggregate Subscriptions (from inception through October 31, 2012)	$341,146,803
Total Net Assets as of October 31, 2012	$60,508,381
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of October 31, 2012	$55.01
Worst Monthly Percentage Draw-down:	Oct 2008 (38.48)%
Worst Peak-to-Valley Draw-down:	June 2008 – Dec 2008 (69.02)%
Number of Unitholders (as of December 31, 2011)	26,024

COMPOSITE PERFORMANCE DATA FOR UGA

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

			Rates of Return*
Month	2008		2009	2010	2011	2012
January			16.23%	(7.47)%	2.19%	8.37%
February	(0.56	)%**	0.26%	7.33%	9.52%	6.83%
March	(2.39)%		2.59%	5.42%	7.16%	1.59%
April	10.94%		2.07%	3.15%	10.45%	(3.45)%
May	15.60%		30.41%	(15.54)%	(9.21)%	(11.05)%
June	4.79%		1.65%	1.93%	(0.99)%	(0.61)%
July	(12.79)%		6.24%	2.95%	4.67%	9.60%
August	(3.88)%		(3.71)%	(10.42)%	(1.53)%	13.02%
September	(9.36)%		(3.38)%	9.45%	(11.02)%	0.96%
October	(38.48)%		10.96%	2.19%	3.90%	(9.42)%
November	(21.35)%		1.00%	8.19%	(2.05)%
December	(15.72)%		0.55%	11.33%	3.49%

Annual Rate of Return	(59.58)%		80.16%	15.52%	15.00%	13.73	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from February 26, 2008
***	Through October 31, 2012

For a definition of draw-down, please see text above “Composite Performance Data for US12NG.”

US12OF:

Experience in Raising and Investing US12OF through October 31, 2012

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered	$3,718,000,000
Dollar Amount Raised	$456,604,020
Organizational and Offering Expenses:**
SEC registration fee	$129,248
FINRA registration fee	$151,000
Listing fee	$5,000
Auditor’s fees and expenses	$10,700
Legal fees and expenses	$258,912
Printing expenses	$44,402
Length of US12OF Offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through March 31, 2009, a portion of these expenses was paid for by an affiliate of the General Partner in connection with the public offering. Following March 31, 2009, US12OF has recorded these expenses.

Compensation to the General Partner and Other Compensation

Expenses paid by US12OF through October 31, 2012 in dollar terms:

Expenses:	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$3,838,237
Amount Paid or Accrued in Portfolio Brokerage Commissions	$113,877
Other Amounts Paid or Accrued*	$1,821,715
Total Expenses Paid or Accrued	$5,773,829
Expenses Waived**	$(262,220)
Total Expenses Paid or Accrued Including Expenses Waived	$5,511,609

*	Includes expenses relating to the registration of additional units, legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of US12OF’s NAV, on an annualized basis, through March 31, 2009, after which date payment was no longer necessary. The General Partner has no obligation to continue such payment in subsequent periods.

Expenses paid by US12OF through October 31, 2012 as a Percentage of Average Daily Net Assets:

Expenses:	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.60% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.02% annualized
Other Amounts Paid or Accrued	0.28% annualized
Total Expenses Paid or Accrued	0.90% annualized
Expenses Waived	(0.04)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	0.86% annualized
US12OF Performance:
Name of Commodity Pool	US12OF
Type of Commodity Pool	Exchange traded security
Inception of Trading	December 6, 2007
Aggregate Subscriptions (from inception through October 31, 2012)	$456,604,020
Total Net Assets as of October 31, 2012	$104,753,421
Initial NAV per Unit as of Inception	$50.60
NAV per Unit as of October 31, 2012	$38.09
Worst Monthly Percentage Draw-down	Oct 2008 (29.59)%
Worst Peak-to-Valley Draw-down	Jun 2008 – Feb 2009 (66.97)%
Number of Unitholders (as of December 31, 2011)	14,016

COMPOSITE PERFORMANCE DATA FOR US12OF

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

				Rates of Return*
Month	2007		2008	2009	2010	2011	2012
January			(2.03)%	(7.11)%	(8.40)%	3.38%	0.92%
February			10.48%	(4.34)%	6.73%	1.89%	7.71%
March			(0.66)%	9.22%	4.16%	7.30%	(3.03)%
April			11.87%	(1.06)%	6.37%	5.94%	0.65%
May			15.47%	20.40%	(15.00)%	(8.91)%	(16.94)%
June			11.59%	4.51%	(1.00)%	(6.43)%	(1.04)%
July			(11.39)%	1.22%	4.16%	(0.43)%	2.59%
August			(6.35)%	(2.85)%	(5.92)%	(8.42)%	8.54%
September			(13.12)%	(0.92)%	7.02%	(11.50)%	(4.27)%
October			(29.59)%	8.48%	0.05%	15.03%	(5.72)%
November			(16.17)%	2.31%	1.86%	7.72%
December	8.46	%**	(12.66)%	(1.10)%	9.10%	(0.75)%

Annual Rate of Return	8.46		(42.39)%	29.23%	6.29%	1.28%	(12.36	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from December 6, 2007
***	Through October 31, 2012

For a definition of draw-down, please see text above “Composite Performance Data for US12NG.”

USSO:

Experience in Raising and Investing in USSO through October 31, 2012

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$1,250,000,000
Dollar Amount Raised	$72,091,061
Organizational and Offering Expenses:**
SEC registration fee	$49,125
FINRA registration fee	$55,000
Listing fee	$5,000
Auditor’s fees and expenses	$0
Legal fees and expenses	$408,335
Printing expenses	$23,945
Length of USSO offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the General Partner.

Compensation to the General Partner and Other Compensation USSO:

Expenses paid by USSO through October 31, 2012 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$239,921
Amount Paid or Accrued in Portfolio Brokerage Commissions	$50,676
Other Amounts Paid or Accrued*	$648,813
Total Expenses Paid or Accrued	$939,410
Expenses Waived**	$(578,126)
Total Expenses Paid or Accrued Including Expenses Waived	$361,284

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of USSO’s NAV, on an annualized basis, through at least December 31, 2012. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses paid by USSO through October 31, 2012 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.60% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.13% annualized
Other Amounts Paid or Accrued	1.61% annualized
Total Expenses Paid or Accrued	2.34% annualized
Expenses Waived	(1.44)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	0.90% annualized
USSO Performance:
Name of Commodity Pool	USSO
Type of Commodity Pool	Exchange traded security
Inception of Trading	September 24, 2009
Aggregate Subscriptions (from inception through October 31, 2012)	$72,091,061
Total Net Assets as of October 31, 2012	$8,059,438
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of October 31, 2012	$40.30
Worst Monthly Percentage Draw-down	Oct 2011 (16.00)%
Worst Peak-to-Valley Draw-down	Aug 2010 – February 2012 (33.97)%
Number of Unitholders (as of December 31, 2011)	3,288

COMPOSITE PERFORMANCE DATA FOR USSO

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009		2010	2011		2012
January			9.05%	(0.64)%		0.11%
February			(8.94)%	(1.94)%		(8.09)%
March			(4.92)%	(8.89)%		3.88%
April			(2.50)%	(6.27)%		(1.62)%
May			20.18%	9.28%		20.85%
June			(1.42)%	7.21%		0.61%
July			(4.17)%	(0.30)%		(3.97)%
August			9.61%	6.24%		(8.92)%
September	(2.90	)%**	(8.75)%	10.71%		4.59%
October	(8.65)%		(1.59)%	(16.00)%		6.56%
November	(0.25)%		(3.18)%	(7.78)%
December	(0.57)%		(7.74)%	(1.03	) %

Annual Rate of Return	(12.02)%		(8.12)%	(10.54)%		11.45	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from September 24, 2009.
***	Through October 31, 2012

For a definition of draw-down, please see text above “Composite Performance Data for US12NG.”

USBO:

Experience in Raising and Investing in USBO through October 31, 2012

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$2,500,000,000
Dollar Amount Raised	$300,295,559
Organizational and Offering Expenses:**
SEC registration fee	$139,500
FINRA registration fee	$75,500
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$268,670
Printing expenses	$39,072
Length of USBO offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the General Partner.

Compensation to the General Partner and Other Compensation USBO:

Expenses paid by USBO through October 31, 2012 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$700,707
Amount Paid or Accrued in Portfolio Brokerage Commissions	$65,833
Other Amounts Paid or Accrued*	$384,887
Total Expenses Paid or Accrued	$1,151,427
Expenses Waived**	$(252,754)
Total Expenses Paid or Accrued Including Expenses Waived	$898,673

*	Includes expenses relating to legal fees, auditing fees, printing expenses, printing expenses, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of USBO’s NAV, on an annualized basis, through at least December 31, 2012. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses paid by USBO October 31, 2012 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.74% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.07% annualized
Other Amounts Paid or Accrued	0.41% annualized
Total Expenses Paid or Accrued	1.22% annualized
Expenses Waived	(0.27)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	0.95% annualized
USBO Performance:
Name of Commodity Pool	USBO
Type of Commodity Pool	Exchange traded security
Inception of Trading	June 2, 2010
Aggregate Subscriptions (from inception through October 31, 2012)	$300,295,559
Total Net Assets as of October 31, 2012	$43,468,217
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of October 31, 2012	$79.03
Worst Monthly Percentage Draw-down	May 2012 (14.59)%
Worst Peak-to-Valley Draw-down	March 2012 – June 2012 (19.62)%
Number of Unitholders (as of December 31, 2011)	7,959

COMPOSITE PERFORMANCE DATA FOR USBO

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2010	2011	2012
January		6.61%	3.64%
February		10.42%	10.78%
March		4.92%	0.84%
April		7.44%	(2.36)%
May		(7.17)%	(14.59)%
June	1.94%**	(3.40)%	(3.61)%
July	3.83%	3.94%	7.50%
August	(4.84)%	(1.55)%	10.61%
September	9.79%	(9.85)%	(1.55)%
October	0.61%	8.51%	(2.67)%
November	3.00%	1.90%
December	10.09%	(2.65)%

Annual Rate of Return	26.16%	18.17%	6.02	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from June 2, 2010.
***	Through October 31, 2012

For a definition of draw-down, please see text above “Composite Performance Data for US12NG.”

USCI:

Experience in Raising and Investing in USCI through October 31, 2012

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$2,500,000,000
Dollar Amount Raised	$403,303,876
Organizational and Offering Expenses:**
SEC registration fee	$178,247
FINRA registration fee	$75,500
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$625,066
Printing expenses	$50,395
Length of USCI offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the Sponsor.

Compensation to the Sponsor and Other Compensation USCI:

Expenses paid by USCI through October 31, 2012 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to Sponsor	$7,225,175
Amount Paid or Accrued in Portfolio Brokerage Commissions	$588,850
Other Amounts Paid or Accrued*	$1,022,552
Total Expenses Paid or Accrued	$8,836,577
Expenses Waived**	$(51,397)
Total Expenses Paid or Accrued Including Expenses Waived	$8,785,180

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees and miscellaneous expenses.
**	The Sponsor, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of USCI’s NAV, on an annualized basis, through at least March 2011, after which date, payment was no longer necessary. The Sponsor has no obligation to continue such payment in subsequent periods.

Expenses paid by USCI through October 31, 2012 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to Sponsor	0.95% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.08% annualized
Other Amounts Paid or Accrued	0.13% annualized
Total Expenses Paid or Accrued	1.16% annualized
Expenses Waived	(0.01)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	1.15% annualized
USCI Performance:
Name of Commodity Pool	USCI
Type of Commodity Pool	Exchange traded security
Inception of Trading	August 10, 2010
Aggregate Subscriptions (from inception through October 31, 2012)	$403,303,876
Total Net Assets as of October 31, 2012	$491,713,839
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of October 31, 2012	$59.24
Worst Monthly Percentage Draw-down	Sep 2011 (11.69)%
Worst Peak-to-Valley Draw-down	April 2011 – May 2012 (21.60)%
Number of Unitholders (as of December 31, 2011)	33,783

COMPOSITE PERFORMANCE DATA FOR USCI

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2010		2011	2012
January			4.01%	4.45%
February			5.27%	4.01%
March			(0.14)%	(3.49)%
April			1.89%	(0.62)%
May			(5.77)%	(7.76)%
June			(5.03)%	2.35%
July			3.52%	6.52%
August	(0.04	)%**	(0.33)%	1.34%
September	8.38%		(11.69)%	(1.18)%
October	6.31%		5.08%	(3.44)%
November	0.76%		(1.16)%
December	10.93%		(3.72)%

Annual Rate of Return	28.72%		(9.17)%	1.32	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from August 10, 2010.
***	Through October 31, 2012

For a definition of draw-down, please see text above “Composite Performance Data for US12NG.”

CPER:

Experience in Raising and Investing in CPER through October 31, 2012

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$2,500,000,000
Dollar Amount Raised	$2,500,000
Organizational and Offering Expenses:**
SEC registration fee	$64,675
FINRA registration fee	$25,183
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$177,733
Printing expenses	$26,742
Length of CPER offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the Sponsor.

Compensation to the Sponsor and Other Compensation CPER:

Expenses paid by CPER through October 31, 2012 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to Sponsor	$20,120
Amount Paid or Accrued in Portfolio Brokerage Commissions	$804
Other Amounts Paid or Accrued*	$91,911
Total Expenses Paid or Accrued	$112,835
Expenses Waived**	$(87,722)
Total Expenses Paid or Accrued Including Expenses Waived	$25,113

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees and miscellaneous expenses.
**	The Sponsor, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of CPER’s NAV, on an annualized basis, through at least December 31, 2012. The Sponsor has no obligation to continue such payment into subsequent periods.

Expenses paid by CPER through October 31, 2012 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to Sponsor	0.82% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.03% annualized
Other Amounts Paid or Accrued	3.73% annualized
Total Expenses Paid or Accrued	4.58% annualized
Expenses Waived	(3.56)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	1.02% annualized
CPER Performance:
Name of Commodity Pool	CPER
Type of Commodity Pool	Exchange traded security
Inception of Trading	November 15, 2011
Aggregate Subscriptions (from inception through October 31, 2012)	$2,500,000
Total Net Assets as of October 31, 2012	$2,460,519
Initial NAV per Unit as of Inception	$25.00
NAV per Unit as of October 31, 2012	$24.61
Worst Monthly Percentage Draw-down	May 2012 (11.91)%
Worst Peak-to-Valley Draw-down	February 2012 – May 2012 (13.60)%
Number of Unitholders (as of December 31, 2011)	66

COMPOSITE PERFORMANCE DATA FOR CPER

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2011		2012
January			10.13%
February			2.00%
March			(1.49)%
April			(0.44)%
May			(11.91)%
June			3.49%
July			(2.12)%
August			0.79%
September			8.45%
October			(6.43)%
November	1.80	% **
December	(3.85)%

Annual Rate of Return	(2.12)%		0.57	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from November 15, 2011.
***	Through October 31, 2012.

For a definition of draw-down, please see text above “Composite Performance Data for US12NG.”

USAG:

Experience in Raising and Investing in USAG through October 31, 2012

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$2,500,000,000
Dollar Amount Raised	$2,500,000
Organizational and Offering Expenses:**
SEC registration fee	$35,650
FINRA registration fee	$25,000
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$149,079
Printing expenses	$30,368
Length of USAG offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the Sponsor.

Compensation to the Sponsor and Other Compensation USAG:

Expenses paid by USAG through October 31, 2012 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to Sponsor	$13,989
Amount Paid or Accrued in Portfolio Brokerage Commissions	$2,369
Other Amounts Paid or Accrued*	$59,354
Total Expenses Paid or Accrued	$75,712
Expenses Waived**	$(56,646)
Total Expenses Paid or Accrued Including Expenses Waived	$19,066

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees and miscellaneous expenses.
**	The Sponsor, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of USAG’s NAV, on an annualized basis, through at least December 31, 2012. The Sponsor has no obligation to continue such payment into subsequent periods.

Expenses paid by USAG through October 31, 2012 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to Sponsor	0.83% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.14% annualized
Other Amounts Paid or Accrued	3.52% annualized
Total Expenses Paid or Accrued	4.49% annualized
Expenses Waived	(3.36)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	1.13% annualized
USAG Performance:
Name of Commodity Pool	USAG
Type of Commodity Pool	Exchange traded security
Inception of Trading	April 13, 2012
Aggregate Subscriptions (from inception through October 31, 2012)	$2,500,000
Total Net Assets as of October 31, 2012	$2,684,195
Initial NAV per Unit as of Inception	$25.00
NAV per Unit as of October 31, 2012	$26.84
Worst Monthly Percentage Draw-down	May 2012 (4.88)%
Worst Peak-to-Valley Draw-down	April 2012 – May 2012 (6.48)%
Number of Unitholders (as of December 31, 2011)	Not applicable

COMPOSITE PERFORMANCE DATA FOR USAG

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2012
January
February
March
April	(1.68	)%**
May	(4.88)%
June	9.20%
July	10.07%
August	0.25%
September	(2.80)%
October	(1.97)%
November
December

Annual Rate of Return	7.36%

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 13, 2012.
***	Through October 31, 2012.

For a definition of draw-down, please see text above “Composite Performance Data for US12NG.”

USMI:

Experience in Raising and Investing in USMI through October 31, 2012

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$2,500,000,000
Dollar Amount Raised	$4,909,773
Organizational and Offering Expenses:**
SEC registration fee	$35,650
FINRA registration fee	$25,000
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$137,766
Printing expenses	$30,368
Length of USMI offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the Sponsor.

Compensation to the Sponsor and Other Compensation USMI:

Expenses paid by USMI through October 31, 2012 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to Sponsor	$7,620
Amount Paid or Accrued in Portfolio Brokerage Commissions	$590
Other Amounts Paid or Accrued*	$40,852
Total Expenses Paid or Accrued	$49,062
Expenses Waived**	$(39,110)
Total Expenses Paid or Accrued Including Expenses Waived	$9,952

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees and miscellaneous expenses.
**	The Sponsor, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of USMI’s NAV, on an annualized basis, through at least December 31, 2012. The Sponsor has no obligation to continue such payment into subsequent periods.

Expenses paid by USMI through October 31, 2012 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to Sponsor	0.70% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.05% annualized
Other Amounts Paid or Accrued	3.74% annualized
Total Expenses Paid or Accrued	4.49% annualized
Expenses Waived	(3.58)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	0.91% annualized
USMI Performance:
Name of Commodity Pool	USMI
Type of Commodity Pool	Exchange traded security
Inception of Trading	June 19, 2012
Aggregate Subscriptions (from inception through October 31, 2012)	$4,909,773
Total Net Assets as of October 31, 2012	$2,551,485
Initial NAV per Unit as of Inception	$25.00
NAV per Unit as of October 31, 2012	$25.51
Worst Monthly Percentage Draw-down	October 2012 (7.74)%
Worst Peak-to-Valley Draw-down	September 2012 – October 2012 (7.74)%
Number of Unitholders (as of December 31, 2011)	Not applicable

COMPOSITE PERFORMANCE DATA FOR USMI

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2012
January
February
March
April
May
June	(1.20	)%**
July	(1.46)%
August	4.23%
September	8.99%
October	(7.74)%
November
December

Annual Rate of Return	2.04	% ***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from June 19, 2012.
***	Through October 31, 2012.

For a definition of draw-down, please see text above “Composite Performance Data for US12NG.”

Marketing Agent and Authorized Purchasers (page 70)

The first paragraph of the “Marketing Agent and Authorized Purchasers” is replaced with the following:

The offering of US12NG’s units is a best efforts offering. US12NG continuously offers Creation Baskets consisting of 50,000 units through the Marketing Agent, to Authorized Purchasers. Through May 1, 2013, all Authorized Purchasers pay a $350 fee for each order to create one or more Creation Baskets. Beginning May 2, 2013, all Authorized Purchasers will pay a transaction fee of $1,000 for each order placed to create one or more baskets. The Marketing Agent receives, for its services as marketing agent to US12NG, a marketing fee of 0.06% on US12NG’s assets up to the first $3 billion and 0.04% on US12NG’s assets in excess of $3 billion, provided, however, that in no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the General Partner for distribution –related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

Creation and Redemption of Units (page 73)

The second paragraph under the heading “Creation and Redemption of Units” is deleted and replaced with the following:

Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the General Partner. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasuries and any cash required for such creation and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by US12NG, without the consent of any limited partner or unitholder or Authorized Purchaser. Through May 1, 2013, Authorized Purchasers pay a transaction fee of $350 to US12NG for each order they place to create or redeem on or more baskets. Beginning on May 2, 2013 and after, Authorized Purchasers will pay a transaction fee of $1,000 to US12NG for each order they place to create or redeem one or more baskets. Authorized Purchasers who make deposits with US12NG in exchange for baskets receive no fees, commission or other form of compensation or inducement of any kind from either US12NG or the General Partner, and no such person will have any obligation or responsibility to the General Partner or US12NG to effect any sale or resale of units.

Creation and Redemption Transaction Fee (page 76)

The “Creation and Redemption Transaction Fee” section is deleted and replaced with the following:

To compensate US12NG for its expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee to US12NG. Through May 1, 2013, the transaction fee is $350 per order to create or redeem baskets, regardless of the number of baskets in such order. Beginning May 2, 2013 and after, the transaction fee is $1,000. An order may include multiple baskets. The transaction fee may be reduced, increased or otherwise changed by the General Partner. The General Partner shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until 30 days after the date of notice.